AMENDMENT,
                            DATED NOVEMBER 10, 2003,
                                       TO
                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                               RYDEX SERIES FUNDS,
                             DATED AUGUST 28, 2000,
                                   AS AMENDED

                                    EXHIBIT B

                          RYDEX SERIES FUNDS - C CLASS
                    DISTRIBUTION AND SHAREHOLDER SERVICE FEES
                          AS AMENDED NOVEMBER 10, 2003

Rydex Funds - C Class

U.S. Government Money Market Fund
Nova Fund
Ursa Fund
OTC Fund
Juno Fund
Medius Fund
Arktos Fund
U.S. Government Bond Fund
Mekros Fund
LARGE-CAP VALUE FUND
LARGE-CAP GROWTH FUND
MID-CAP VALUE FUND
MID-CAP GROWTH FUND
INVERSE MID-CAP FUND
SMALL-CAP VALUE FUND
SMALL-CAP GROWTH FUND
INVERSE SMALL-CAP FUND
All-Cap Value Fund
Banking Fund
Basic Materials Fund
Biotechnology Fund
Consumer Products Fund
Electronics Fund
Energy Fund
Energy Services Fund
Financial Services Fund
Health Care Fund
Internet Fund
Leisure Fund
Precious Metals Fund
Real Estate Fund
Retailing Fund
Sector Rotation Fund
Core Equity Fund
Technology Fund
Telecommunications Fund
Transportation Fund
Utilities Fund

Distribution and Shareholder Service Fees

         Distribution Services.................Seventy-Five Basis Points (.75%)

         Shareholder Services..................Twenty-Five basis points (.25%)

Calculation of Fees

Distribution and Shareholder Service fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                  ADDITIONS and [DELETIONS] are noted in BOLD.